  EXHIBIT 23.2

BMKR, LLP Certified Public Accountants 1200 Veterans Memorial Highway, Suite 350, Hauppauge, NY 11788	T 631-293-5000 F 631-234-4272

Thomas G. Kober CPA Alfred M. Rizzo CPA Joseph Mortimer CPA	Charles W. Blanchfield CPA (Retired) Bruce A. Meyer CPA (Retired)

Consent of Independent Registered Accounting Firm

We consent to the inclusion in the registration statement on Form S-1 of Iconic Brands, Inc., of our report dated April 14, 2020, relating to the financial statements of Iconic Brands, Inc., which report expresses an unqualified opinion on the financial statements for the year ended December 31, 2019 and includes an explanatory paragraph relating to the substantial doubt about the Company’s ability to continue as a going concern as described in note 2 to the financial statements appearing in the annual report on form 10-K of Iconic Brands, Inc., for the year ended December 31, 2019.

We also consent to the reference to the Firm under the heading Experts in such Registration Statement.

BMKR, LLP

BMKR, LLP

Hauppauge, NY
November 29, 2021

Member American Institute of Certified Public Accountants

Member Public Company Accounting Oversight Board